Exhibit 21.1

Subsidiaries for 2017 Form 10‑K

1.	Greenbrier Petroleum Corporation	U.S. (WV)
2.	McJunkin de Angola, LDA	Angola (inactive)
3.	McJunkin Red Man Asia Pacific Limited	Hong Kong
4.	McJunkin Red Man Canada Ltd.	Canada
5.	McJunkin Red Man de Mexico S. De R.L. de C.V.	Mexico
6.	McJunkin Red Man Development Corporation	U.S. (Delaware) (inactive)
7.	McJunkin Red Man International Corp.	BVI
8.	McJunkin Red Man International Services Corp.	BVI
9.	McJunkin Red Man Servicios S. De R.L. de C.V.	Mexico
10.	McJunkin Red Man UK Ltd	UK
11.	McJunkin Venezuela	Venezuela (inactive)
12.	Midway-Tristate Corporation	U.S. (New York) (inactive)
13.	Milton Oil & Gas Company	U.S. (WV)
14.	MRC Canada Holdings LLC	U.S. (Delaware)
15.	MRC Flangefitt Limited	UK
16.	MRC Global Australia Pty Ltd	Australia
17.	MRC Global (Belgium) NV	Belgium
18.	MRC Global (Canada) ULC	Canada
19.	MRC Global (Caspian) LLP	Kazakhstan
20.	MRC Global Coöperatief B.A.	Netherlands
21.	MRC Global Cooperative Management LLC	U.S. (Delaware)
22.	MRC Global Distribution (Nigeria) Limited	Nigeria
23.	MRC Global (Finland) Oy	Finland
24.	MRC Global (France) SAS	France
25.	MRC Global (Germany) GmbH	Germany
26.	MRC Global (Korea) Limited	Korea
27.	MRC Global Middle East FZE	UAE
28.	MRC Global Middle East Trading L.L.C.[1]	UAE
29.	MRC Global (Netherlands) B.V.	Netherlands
30.	MRC Global (New Zealand) Limited	New Zealand
31.	MRC Global Norway AS	Norway
32.	MRC Global (Singapore) Pte. Ltd.	Singapore
33.	MRC Global (Sweden) AB	Sweden
34.	MRC Global (Thailand) Company Limited	Thailand
35.	MRC Global (US) Inc.	U.S. (Delaware)
36.	MRC Management Company	U.S. (Delaware)
37.	MRC Services Company LLC	U.S. (Delaware)
38.	MRC SPF Pty Ltd.	Australia
39.	MRC Stream AS	Norway
40.	MRC Transmark (Dragon) Limited	UK
41.	MRC Transmark Group B.V.	Netherlands
42.	MRC Transmark Holdings UK Limited	UK

43.	MRC Transmark International B.V.	Netherlands
44.	MRC Global (Italy) Srl	Italy
45.	MRC Transmark Limited	UK
46.	PT MRC Global Indonesia	Indonesia
47.	PT SPF Indonesia	Indonesia
48.	Red Man Pipe & Supply International Limited	Jamaica (inactive)
49.	Ruffner Realty Company	U.S. (WV)
50.	The South Texas Supply Company, Inc.	U.S. (inactive)

1 MRC Global Middle East Trading L.L.C. is owned 49% by MRC Transmark Holdings UK Ltd. and 51% by Professional Partnership Investments L.L.C., a local corporate sponsor in Abu Dhabi, UAE.